WARNER MUSIC GROUP CORP. REPORTS RESULTS FOR THE SECOND QUARTER ENDED MARCH 31, 2021
Financial Highlights:
•Double-Digit Revenue Growth Highlighted by Strength across Recorded Music and Music Publishing
•Recorded Music Streaming Revenue Grew 20% Driven by Chart-Topping New Music
•Revenue Attributable to Emerging Streaming Platforms Continues to Show Accelerated Growth
•Continued Margin Expansion and High Free Cash Flow Conversion
For the three months ended March 31, 2021
•Total revenue grew 17% or 13% in constant currency
•Digital revenue grew 23% or 20% in constant currency
•Net income was $117 million versus net loss of $74 million in the prior-year quarter
•OIBDA increased to $228 million versus $12 million in the prior-year quarter
•Adjusted OIBDA increased 21% to $255 million versus $210 million in the prior-year quarter
•Adjusted EBITDA increased 25% to $268 million versus $214 million in the prior-year quarter

NEW YORK, New York, May 4, 2021—Warner Music Group Corp. today announced its second-quarter financial results for the period ended March 31, 2021.

"Following a strong first quarter, I’m happy to report that our momentum continued in Q2, and our business is stronger than ever. Despite the ongoing pandemic, we generated double-digit revenue growth in both Recorded Music and Music Publishing,” said Steve Cooper, CEO, Warner Music Group. “Our success was driven by chart-topping new releases from our incredible artists and songwriters, as well as bold and imaginative execution from our world-class operators. We’re excited about the rest of year, as we have a fantastic slate of new music coming from established superstars and emerging talent.”

"In the second quarter, the continued strength of our core streaming business was bolstered by impressive growth in revenue from emerging streaming platforms, which drove healthy margins and free cash flow,” added Eric Levin, Executive Vice President and CFO, Warner Music Group. “We look forward to delivering long-term value as we continue to invest in culture-shifting talent, innovative technology, and dynamic new partnerships."

Total WMG

Total WMG Summary Results
(dollars in millions)
	For the Three Months Ended March 31, 2021	For the Three Months Ended March 31, 2020	% Change	For the Six Months Ended March 31, 2021	For the Six Months Ended March 31, 2020	% Change
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
Revenue	$1,250	$1,071	17%	$2,585	$2,327	11%
Recorded Music revenue	1,059	907	17%	2,220	1,991	12%
Music Publishing revenue	192	166	16%	367	339	8%
Digital revenue	860	699	23%	1,685	1,405	20%
Operating income (loss)	151	(49)	—%	347	116	—%
Adjusted operating income(1)	178	149	19%	389	318	22%
OIBDA(1)	228	12	—%	495	248	100%
Adjusted OIBDA(1)	255	210	21%	537	450	19%
Net income (loss)	117	(74)	—%	216	48	—%
Adjusted net income(1)	144	124	16%	258	250	3%
Net cash provided by operating activities	150	86	74%	319	164	95%

(1) See "Supplemental Disclosures Regarding Non-GAAP Financial Measures" at the end of this release for details regarding these measures.

	For the Three Months Ended March 31, 2021	For the Three Months Ended March 31, 2020	% Change	For the Twelve Months Ended March 31, 2021	For the Twelve Months Ended March 31, 2020	% Change
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
Adjusted EBITDA(1)	$268	$214	25%	$943	$755	25%

(1) See "Supplemental Disclosures Regarding Non-GAAP Financial Measures" at the end of this release for details regarding these measures.

Revenue was up 16.7% (or 12.8% in constant currency). Revenue increases in the quarter were driven by robust digital revenue growth across Recorded Music and Music Publishing, strong Recorded Music physical revenue performance, and an increase in Music Publishing synchronization revenue, which were partially offset by a decline in Recorded Music licensing revenue and Music Publishing performance and mechanical revenue. Recorded Music artist services and expanded-rights revenue increased 2.6% on an as-reported basis and decreased 3.3% in constant currency. Excluding artist services and expanded-rights revenue in Recorded Music and performance revenue in Music Publishing, the areas most affected by COVID, total revenue would have increased 19.9% (or 16.3% in constant currency). Digital revenue grew 23.0% (or 19.8% in constant currency), and represented 68.8% of total revenue, compared to 65.3% in the prior-year quarter.

Operating income was $151 million compared to an operating loss of $49 million in the prior-year quarter. Net income was $117 million compared to a net loss of $74 million in the prior-year quarter. OIBDA was $228 million, an increase from $12 million in the prior-year quarter and OIBDA margin increased 17.1 percentage points to 18.2% from 1.1% in the prior-year quarter. The increase in operating income, net income, OIBDA and OIBDA margin was primarily due to strong operating performance, lower non-cash stock-based compensation and other related expenses in the quarter of $151 million and continued cost-management efforts.

Adjusted operating income, Adjusted OIBDA and Adjusted net income exclude costs related to non-cash stock-based compensation and other related expenses and restructuring and other transformation initiatives in both the quarter and the prior-year quarter. In the prior-year quarter, costs related to COVID and the Company's IPO are also excluded. Adjusted EBITDA excludes these items and includes expected savings resulting from transformation initiatives and the pro forma impact of specified transactions. See below for calculations and reconciliations of Adjusted operating income, Adjusted OIBDA, Adjusted net income and Adjusted EBITDA.

Adjusted OIBDA increased 21.4% from $210 million to $255 million and Adjusted OIBDA margin increased 0.8 percentage points to 20.4% from 19.6% due to strong operating performance and margin improvement associated with revenue mix and continued cost-management efforts. Adjusted operating income increased 19.5% from $149 million to $178 million due to the same factors affecting Adjusted OIBDA, partially offset by higher depreciation and amortization expenses due to recent acquisitions and capital spending.

Adjusted EBITDA increased 25.2% from $214 million to $268 million with Adjusted EBITDA margins improving 1.4 percentage points from 20.0% to 21.4%. The increase was largely due to the same factors affecting Adjusted OIBDA.

Adjusted net income was $144 million compared to $124 million in the prior-year quarter. Adjusted net income grew due to increases in adjusted operating income, the favorable impact of exchange rates on the Company’s external Euro-denominated debt and non-cash gains on certain investments and hedging activity, partially offset by higher income tax expense in the quarter compared to the prior-year quarter.

Basic and Diluted earnings per share were $0.23 and $0.22 for the Class A and Class B shareholders, respectively, due to the net income attributable to the Company in the quarter of $117 million.

As of March 31, 2021, the Company reported a cash balance of $588 million, total debt of $3.354 billion and net debt (defined as total long-term debt, net of deferred financing costs, minus cash and equivalents) of $2.766 billion.

Cash provided by operating activities was $150 million compared to $86 million in the prior-year quarter. The change was largely a result of strong operating performance, timing of working capital, including payments from certain digital service providers and timing of royalty payments. Free Cash Flow, as defined below, increased to $89 million from $67 million in the prior-year quarter largely due to an increase in operating cash flow, partially offset by increases in investment activity and capital spending.
Recorded Music

Recorded Music Summary Results
(dollars in millions)
	For the Three Months Ended March 31, 2021	For the Three Months Ended March 31, 2020	% Change	For the Six Months Ended March 31, 2021	For the Six Months Ended March 31, 2020	% Change
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
Revenue	$1,059	$907	17%	$2,220	$1,991	12%
Digital revenue	756	626	21%	1,483	1,259	18%
Operating income	184	36	—%	407	227	79%
Adjusted operating income(1)	191	150	27%	420	338	24%
OIBDA(1)	235	76	—%	504	317	59%
Adjusted OIBDA(1)	242	190	27%	517	428	21%

(1) See "Supplemental Disclosures Regarding Non-GAAP Financial Measures" at the end of this release for details regarding these measures.

Recorded Music Revenue
(dollars in millions)

	For the Three Months Ended March 31, 2021	For the Three Months Ended March 31, 2020	For the Three Months Ended March 31, 2020
	As reported	As reported	Constant
	(unaudited)	(unaudited)	(unaudited)
Revenue by Segment:
Recorded Music
Digital	$756	$626	$641
Physical	118	94	99
Total Digital and Physical	874	720	740
Artist services and expanded-rights	118	115	122
Licensing	67	72	76
Total Recorded Music	$1,059	$907	$938

	For the Six Months Ended March 31, 2021	For the Six Months Ended March 31, 2020	For the Six Months Ended March 31, 2020
	As reported	As reported	Constant
	(unaudited)	(unaudited)	(unaudited)
Revenue by Segment:
Recorded Music
Digital	$1,483	$1,259	$1,282
Physical	292	278	290
Total Digital and Physical	1,775	1,537	1,572
Artist services and expanded-rights	298	303	320
Licensing	147	151	157
Total Recorded Music	$2,220	$1,991	$2,049

Recorded Music revenue was up 16.8% (or 12.9% in constant currency). The revenue increase was primarily due to the continuing growth in streaming revenue—which grew 23.2% (or 20.3% in constant currency) over the prior-year quarter— reflecting accelerated revenue growth in emerging streaming platforms such as Facebook, TikTok, and Peloton. The increase in digital revenue reflects continuing growth in streaming, the Company’s largest and fastest-growing source of revenue. Physical revenue also grew, increasing 25.5% (or 19.2% in constant currency) primarily due to an increasing demand for vinyl products as well as success from new releases including The Yellow Monkey in Japan, Neil Young and Fleetwood Mac. Artist services and expanded-rights revenue increased on an as-reported basis by 2.6% and decreased 3.3% in constant currency, reflecting the impact of COVID on concert touring and live events, partially offset by an increase in direct-to-consumer merchandising revenue. Licensing revenue was down mainly due to lower broadcast fees resulting from COVID, partially offset by higher synchronization activity. Major sellers included Dua Lipa, Michael Bublé, Ed Sheeran, Ava Max and The Yellow Monkey.

Recorded Music operating income was $184 million, up from $36 million in the prior-year quarter and operating margin was up 13.4 percentage points to 17.4% versus 4.0% in the prior-year quarter. OIBDA increased to $235 million from $76 million in the prior-year quarter and OIBDA margin increased 13.8 percentage points to 22.2%. Adjusted OIBDA was $242 million versus $190 million in the prior-year quarter with Adjusted OIBDA margin up 2.0 percentage points to 22.9%. The increases in operating income and OIBDA were driven by increases in Adjusted OIBDA and a decrease in non-cash stock-based compensation and other related expenses. The increases in Adjusted OIBDA and Adjusted OIBDA margin were primarily due to strong operating performance, overall cost savings, revenue mix and impact from recent acquisitions.
Music Publishing

Music Publishing Summary Results
(dollars in millions)
	For the Three Months Ended March 31, 2021	For the Three Months Ended March 31, 2020	% Change	For the Six Months Ended March 31, 2021	For the Six Months Ended March 31, 2020	% Change
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
Revenue	$192	$166	16%	$367	$339	8%
Digital revenue	104	74	41%	203	147	38%
Operating income	22	30	-27%	40	44	-9%
Adjusted operating income(1)	25	31	-19%	44	46	-4%
OIBDA(1)	43	48	-10%	82	81	1%
Adjusted OIBDA(1)	46	49	-6%	86	83	4%

(1) See "Supplemental Disclosures Regarding Non-GAAP Financial Measures" at the end of this release for details regarding these measures.

Music Publishing Revenue
(dollars in millions)

	For the Three Months Ended March 31, 2021	For the Three Months Ended March 31, 2020	For the Three Months Ended March 31, 2020
	As reported	As reported	Constant
	(unaudited)	(unaudited)	(unaudited)
Revenue by Segment:
Music Publishing
Performance	$35	$41	$43
Digital	104	74	78
Mechanical	12	15	15
Synchronization	38	34	34
Other	3	2	2
Total Music Publishing	$192	$166	$172

	For the Six Months Ended March 31, 2021	For the Six Months Ended March 31, 2020	For the Six Months Ended March 31, 2020
	As reported	As reported	Constant
	(unaudited)	(unaudited)	(unaudited)
Revenue by Segment:
Music Publishing
Performance	$65	$87	$90
Digital	203	147	151
Mechanical	23	30	31
Synchronization	71	70	71
Other	5	5	5
Total Music Publishing	$367	$339	$348

Music Publishing revenue increased 15.7% (or 11.6% in constant currency). Digital and synchronization revenue growth was partially offset by declines in performance and mechanical revenue. Digital revenue increased 40.5% (or 33.3% in constant currency) reflecting the continuing growth in streaming and timing of new deals with digital service providers. Digital revenue represented 54.2% of total Music Publishing revenue versus 44.6% in the prior-year quarter. Synchronization revenue increased due to growth in motion picture and commercial income. The decrease in performance revenue was primarily due to COVID. Mechanical revenue also decreased due to the continuing shift to streaming.

Music Publishing operating income was $22 million, down 26.7% from $30 million in the prior-year quarter largely driven by revenue mix, higher employee costs and increases in amortization. Operating margin was 11.5%, down 6.6 percentage points from 18.1% in the prior-year quarter. Music Publishing OIBDA decreased 10.4% to $43 million, and Music Publishing OIBDA margin decreased 6.5 percentage points to 22.4%. Adjusted OIBDA decreased 6.1% to $46 million and Adjusted OIBDA margin decreased to 24.0% due to revenue mix and timing of a non-recurring benefit in the prior-year quarter.

Financial details for the quarter can be found in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2021, filed today with the Securities and Exchange Commission.

This morning, management will be hosting a conference call to discuss the results at 8:30 A.M. EST. The call will be webcast on www.wmg.com.

About Warner Music Group
With a legacy extending back over 200 years, Warner Music Group today is home to an unparalleled family of creative artists, songwriters, and companies that are moving culture across the globe. At the core of WMG's Recorded Music division are four of the most iconic companies in history: Atlantic, Elektra, Parlophone and Warner Records. They are joined by renowned labels such as Asylum, Big Beat, Canvasback, East West, Erato, FFRR, Fueled by Ramen, Nonesuch, Reprise, Rhino, Roadrunner, Sire, Spinnin’ Records, Warner Classics and Warner Music Nashville. Warner Chappell Music - which traces its origins back to the founding of Chappell & Company in 1811 - is one of the world's leading music publishers, with a catalog of more than one million copyrights spanning every musical genre from the standards of the Great American Songbook to the biggest hits of the 21st century.

"Safe Harbor" Statement under Private Securities Litigation Reform Act of 1995
This communication includes forward-looking statements that reflect the current views of Warner Music Group about future events and financial performance.  Words such as "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes," "forecasts" and variations of such words or similar expressions that predict or indicate future events or trends, or that do not relate to historical matters, identify forward-looking statements. All forward-looking statements are made as of today, and we disclaim any duty to update such statements. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them. However, we cannot assure you that management's expectations, beliefs and projections will result or be achieved. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from our expectations. Please refer to our Form 10-K, Form 10-Qs and our other filings with the U.S. Securities and Exchange Commission concerning factors that could cause actual results to differ materially from those described in our forward-looking statements.

We maintain an Internet site at www.wmg.com. We use our website as a channel of distribution for material company information.  Financial and other material information regarding Warner Music Group is routinely posted on and accessible at http://investors.wmg.com. In addition, you may automatically receive email alerts and other information about Warner Music Group by enrolling your email address through the “email alerts” section at http://investors.wmg.com. Our website and the information posted on it or connected to it shall not be deemed to be incorporated by reference into this communication.

Basis of Presentation
The Company maintains a 52-53 week fiscal year ending on the last Friday in each reporting period. As such, all references to March 31, 2021 and March 31, 2020 relate to the periods ended March 26, 2021 and March 27, 2020, respectively. For convenience purposes, the Company continues to date its financial statements as of March 31.

Figure 1. Warner Music Group Corp. - Consolidated Statements of Operations, Three and Six Months Ended March 31, 2021 versus March 31, 2020
(dollars in millions)

	For the Three Months Ended March 31, 2021	For the Three Months Ended March 31, 2020	% Change
	(unaudited)	(unaudited)
Revenue	$1,250	$1,071	17%
Cost and expenses:
Cost of revenue	(623)	(535)	16%
Selling, general and administrative expenses	(418)	(538)	-22%
Amortization expense	(58)	(47)	23%
Total costs and expenses	$(1,099)	$(1,120)	-2%
Operating income (loss)	$151	$(49)	—%
Interest expense, net	(32)	(33)	-3%
Other income (expense), net	49	(4)	—%
Income (loss) before income taxes	$168	$(86)	—%
Income tax (expense) benefit	(51)	12	—%
Net income (loss)	$117	$(74)	—%
Less: Income attributable to noncontrolling interest	—	—	—%
Net income (loss) attributable to Warner Music Group Corp.	$117	$(74)	—%

Net income (loss) per share attributable to common stockholders:
Class A – Basic and Diluted	$0.23	$—
Class B – Basic and Diluted	$0.22	$(0.15)

	For the Six Months Ended March 31, 2021	For the Six Months Ended March 31, 2020	% Change
	(unaudited)	(unaudited)
Revenue	$2,585	$2,327	11%
Cost and expenses:
Cost of revenue	(1,309)	(1,200)	9%
Selling, general and administrative expenses	(819)	(917)	-11%
Amortization expense	(110)	(94)	17%
Total costs and expenses	$(2,238)	$(2,211)	1%
Operating income	$347	$116	—%
Interest expense, net	(63)	(66)	-5%
Other income (expense), net	18	(9)	—%
Income before income taxes	$302	$41	—%
Income tax (expense) benefit	(86)	7	—%
Net income	$216	$48	—%
Less: Income attributable to noncontrolling interest	(1)	(2)	-50%
Net income attributable to Warner Music Group Corp.	$215	$46	—%

Net income per share attributable to common stockholders:
Class A – Basic and Diluted	$0.41	$—
Class B – Basic and Diluted	$0.41	$0.09

Figure 2. Warner Music Group Corp. - Consolidated Balance Sheets at March 31, 2021 versus September 30, 2020
(dollars in millions)

	March 31, 2021	September 30, 2020	% Change
	(unaudited)
Assets
Current assets:
Cash and equivalents	$588	$553	6%
Accounts receivable, net	783	771	2%
Inventories	79	79	—%
Royalty advances expected to be recouped within one year	246	220	12%
Prepaid and other current assets	60	55	9%
Total current assets	$1,756	$1,678	5%
Royalty advances expected to be recouped after one year	301	269	12%
Property, plant and equipment, net	339	331	2%
Operating lease right-of-use assets, net	267	273	-2%
Goodwill	1,842	1,831	1%
Intangible assets subject to amortization, net	1,927	1,653	17%
Intangible assets not subject to amortization	154	154	—%
Deferred tax assets, net	42	68	-38%
Other assets	202	153	32%
Total assets	$6,830	$6,410	7%
Liabilities and Equity (Deficit)
Current liabilities:
Accounts payable	$235	$264	-11%
Accrued royalties	1,752	1,628	8%
Accrued liabilities	315	382	-18%
Accrued interest	30	30	—%
Operating lease liabilities, current	42	39	8%
Deferred revenue	298	297	—%
Other current liabilities	112	80	40%
Total current liabilities	$2,784	$2,720	2%
Long-term debt	3,354	3,104	8%
Operating lease liabilities, noncurrent	288	299	-4%
Deferred tax liabilities, net	162	163	-1%
Other noncurrent liabilities	169	169	—%
Total liabilities	$6,757	$6,455	5%
Equity (deficit):
Class A common stock	$—	$—	—%
Class B common stock	1	1	—%
Additional paid-in capital	1,924	1,907	1%
Accumulated deficit	(1,659)	(1,749)	-5%
Accumulated other comprehensive loss, net	(209)	(222)	-6%
Total Warner Music Group Corp. equity (deficit)	$57	$(63)	—%
Noncontrolling interest	16	18	-11%
Total equity (deficit)	73	(45)	—%
Total liabilities and equity (deficit)	$6,830	$6,410	7%

Figure 3. Warner Music Group Corp. - Summarized Statements of Cash Flows, Three and Six Months Ended March 31, 2021 versus March 31, 2020
(dollars in millions)

	For the Three Months Ended March 31, 2021	For the Three Months Ended March 31, 2020
	(unaudited)	(unaudited)
Net cash provided by operating activities	$150	$86
Net cash used in investing activities	(61)	(19)
Net cash used in financing activities	(64)	(38)
Effect of foreign currency exchange rates on cash and equivalents	(3)	(7)
Net increase in cash and equivalents	$22	$22

	For the Six Months Ended March 31, 2021	For the Six Months Ended March 31, 2020
	(unaudited)	(unaudited)
Net cash provided by operating activities	$319	$164
Net cash used in investing activities	(404)	(51)
Net cash provided by (used in) financing activities	114	(245)
Effect of foreign currency exchange rates on cash and equivalents	6	(3)
Net increase (decrease) in cash and equivalents	$35	$(135)

Figure 4. Warner Music Group Corp. - Recorded Music Digital Revenue Summary, Three and Six Months Ended March 31, 2021 versus March 31, 2020
(dollars in millions)

	For the Three Months Ended March 31, 2021	For the Three Months Ended March 31, 2020
	(unaudited)	(unaudited)
Streaming	$722	$586
Downloads and Other Digital	34	40
Total Recorded Music Digital Revenue	$756	$626

	For the Six Months Ended March 31, 2021	For the Six Months Ended March 31, 2020
	(unaudited)	(unaudited)
Streaming	$1,414	$1,175
Downloads and Other Digital	69	84
Total Recorded Music Digital Revenue	$1,483	$1,259

Supplemental Disclosures Regarding Non-GAAP Financial Measures
We evaluate our operating performance based on several factors, including the following non-GAAP financial measures:

OIBDA
OIBDA reflects our operating income before non-cash depreciation of tangible assets and non-cash amortization of intangible assets. We consider OIBDA to be an important indicator of the operational strengths and performance of our businesses, and believe the presentation of OIBDA helps improve the ability to understand our operating performance and evaluate our performance in comparison to comparable periods. However, a limitation of the use of OIBDA as a performance measure is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenue in our businesses. Accordingly, OIBDA should be considered in addition to, not as a substitute for, operating income (loss), net income (loss) and other measures of financial performance reported in accordance with U.S. GAAP. In addition, OIBDA, as we calculate it, may not be comparable to similarly titled measures employed by other companies.

Figure 5. Warner Music Group Corp. - Reconciliation of Net Income to OIBDA, Three and Six Months Ended March 31, 2021 versus March 31, 2020
(dollars in millions)

	For the Three Months Ended March 31, 2021	For the Three Months Ended March 31, 2020	% Change
	(unaudited)	(unaudited)
Net income (loss) attributable to Warner Music Group Corp.	$117	$(74)	—%
Income attributable to noncontrolling interest	—	—	—%
Net income (loss)	$117	$(74)	—%
Income tax expense (benefit)	51	(12)	—%
Income including income taxes	$168	$(86)	—%
Other (income) expense, net	(49)	4	—%
Interest expense, net	32	33	-3%
Operating income (loss)	$151	$(49)	—%
Amortization expense	58	47	23%
Depreciation expense	19	14	36%
OIBDA	$228	$12	—%
Operating income margin	12.1%	-4.6%
OIBDA margin	18.2%	1.1%

	For the Six Months Ended March 31, 2021	For the Six Months Ended March 31, 2020	% Change
	(unaudited)	(unaudited)
Net income attributable to Warner Music Group Corp.	$215	$46	—%
Income attributable to noncontrolling interest	1	2	-50%
Net income	$216	$48	—%
Income tax expense (benefit)	86	(7)	—%
Income including income taxes	$302	$41	—%
Other (income) expense, net	(18)	9	—%
Interest expense, net	63	66	-5%
Operating income	$347	$116	—%
Amortization expense	110	94	17%
Depreciation expense	38	38	—%
OIBDA	$495	$248	100%
Operating income margin	13.4%	5.0%
OIBDA margin	19.1%	10.7%

Figure 6. Warner Music Group Corp. - Reconciliation of Segment Operating Income to OIBDA, Three and Six Months Ended March 31, 2021 versus March 31, 2020
(dollars in millions)

	For the Three Months Ended March 31, 2021	For the Three Months Ended March 31, 2020	% Change
	(unaudited)	(unaudited)
Total WMG operating income (loss) – GAAP	$151	$(49)	—%
Depreciation and amortization expense	(77)	(61)	26%
Total WMG OIBDA	$228	$12	—%
Operating income (loss) margin	12.1%	-4.6%
OIBDA margin	18.2%	1.1%

Recorded Music operating income – GAAP	$184	$36	—%
Depreciation and amortization expense	(51)	(40)	28%
Recorded Music OIBDA	$235	$76	—%
Recorded Music operating income margin	17.4%	4.0%
Recorded Music OIBDA margin	22.2%	8.4%

Music Publishing operating income – GAAP	$22	$30	-27%
Depreciation and amortization expense	(21)	(18)	17%
Music Publishing OIBDA	$43	$48	-10%
Music Publishing operating income margin	11.5%	18.1%
Music Publishing OIBDA margin	22.4%	28.9%

	For the Six Months Ended March 31, 2021	For the Six Months Ended March 31, 2020	% Change
	(unaudited)	(unaudited)
Total WMG operating income – GAAP	$347	$116	—%
Depreciation and amortization expense	(148)	(132)	12%
Total WMG OIBDA	$495	$248	100%
Operating income margin	13.4%	5.0%
OIBDA margin	19.1%	10.7%

Recorded Music operating income – GAAP	$407	$227	79%
Depreciation and amortization expense	(97)	(90)	8%
Recorded Music OIBDA	$504	$317	59%
Recorded Music operating income margin	18.3%	11.4%
Recorded Music OIBDA margin	22.7%	15.9%

Music Publishing operating income – GAAP	$40	$44	-9%
Depreciation and amortization expense	(42)	(37)	14%
Music Publishing OIBDA	$82	$81	1%
Music Publishing operating income margin	10.9%	13.0%
Music Publishing OIBDA margin	22.3%	23.9%

Adjusted Operating Income (Loss), Adjusted OIBDA and Adjusted Net Income (Loss)
Adjusted operating income (loss), Adjusted OIBDA and Adjusted net income (loss) is operating income (loss), OIBDA and net income (loss), respectively, adjusted to exclude the impact of certain items that affect comparability. Factors affecting period-to-period comparability of the unadjusted measures in the quarter included the items listed in Figure 7 below. We use Adjusted operating income (loss), Adjusted OIBDA and Adjusted net income (loss) to evaluate our actual operating performance. We believe that the adjusted results provide relevant and useful information for investors because they clarify our actual operating performance, make it easier to compare our results with those of other companies in our industry and allow investors to review performance in the same way as our management. Since these are not measures of performance calculated in accordance with U.S. GAAP, they should not be considered in isolation of, or as a substitute for, operating income (loss), OIBDA and net income (loss) attributable to Warner Music Group Corp. as indicators of operating performance, and they may not be comparable to similarly titled measures employed by other companies.

Figure 7. Warner Music Group Corp. - Reconciliation of Reported to Adjusted Results, Three and Six Months Ended March 31, 2021 versus March 31, 2020
(dollars in millions)

For the Three Months Ended March 31, 2021
	Total WMG Operating Income	Recorded Music Operating Income	Music Publishing Operating Income	Total WMG OIBDA	Recorded Music OIBDA	Music Publishing OIBDA	Net Income
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reported Results	$151	$184	$22	$228	$235	$43	$117
Factors Affecting Comparability:
Restructuring and Other Transformation Related Costs	10	—	2	10	—	2	10
COVID-19 Related Costs	1	—	—	1	—	—	1
Non-Cash Stock-Based Compensation and Other Related Costs	16	7	1	16	7	1	16
Adjusted Results	$178	$191	$25	$255	$242	$46	$144

Adjusted Margin	14.2%	18.0%	13.0%	20.4%	22.9%	24.0%

For the Three Months Ended March 31, 2020
	Total WMG Operating (Loss) Income	Recorded Music Operating Income	Music Publishing Operating Income	Total WMG OIBDA	Recorded Music OIBDA	Music Publishing OIBDA	Net (Loss) Income
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reported Results	$(49)	$36	$30	$12	$76	$48	$(74)
Factors Affecting Comparability:
Restructuring and Other Transformation Related Costs	14	—	1	14	—	1	14
IPO Related Costs	4	—	—	4	—	—	4
COVID-19 Related Costs	13	13	—	13	13	—	13
Non-Cash Stock-Based Compensation and Other Related Costs	167	101	—	167	101	—	167
Adjusted Results	$149	$150	$31	$210	$190	$49	$124

Adjusted Margin	13.9%	16.5%	18.7%	19.6%	20.9%	29.5%

For the Six Months Ended March 31, 2021
	Total WMG Operating Income	Recorded Music Operating Income	Music Publishing Operating Income	Total WMG OIBDA	Recorded Music OIBDA	Music Publishing OIBDA	Net Income
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reported Results	$347	$407	$40	$495	$504	$82	$216
Factors Affecting Comparability:
Restructuring and Other Transformation Related Costs	18	—	3	18	—	3	18
COVID-19 Related Costs	2	1	—	2	1	—	2
Non-Cash Stock-Based Compensation and Other Related Costs	22	12	1	22	12	1	22
Adjusted Results	$389	$420	$44	$537	$517	$86	$258

Adjusted Margin	15.0%	18.9%	12.0%	20.8%	23.3%	23.4%

For the Six Months Ended March 31, 2020
	Total WMG Operating Income	Recorded Music Operating Income	Music Publishing Operating Income	Total WMG OIBDA	Recorded Music OIBDA	Music Publishing OIBDA	Net Income
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reported Results	$116	$227	$44	$248	$317	$81	$48
Factors Affecting Comparability:
Restructuring and Other Transformation Related Costs	25	—	2	25	—	2	25
IPO Related Costs	4	—	—	4	—	—	4
COVID-19 Related Costs	13	13	—	13	13	—	13
Non-Cash Stock-Based Compensation and Other Related Costs	160	98	—	160	98	—	160
Adjusted Results	$318	$338	$46	$450	$428	$83	$250

Adjusted Margin	13.7%	17.0%	13.6%	19.3%	21.5%	24.5%

Constant Currency
Because exchange rates are an important factor in understanding period-to-period comparisons, we believe the presentation of revenue on a constant-currency basis in addition to reported revenue helps improve the ability to understand our operating results and evaluate our performance in comparison to prior periods. Constant-currency information compares results between periods as if exchange rates had remained constant period over period. We use results on a constant-currency basis as one measure to evaluate our performance. We calculate constant-currency results by applying current-year foreign currency exchange rates to prior-year results. However, a limitation of the use of the constant-currency results as a performance measure is that it does not reflect the impact of exchange rates on our revenue. These results should be considered in addition to, not as a substitute for, results reported in accordance with U.S. GAAP. Results on a constant-currency basis, as we present them, may not be comparable to similarly titled measures used by other companies and are not a measure of performance presented in accordance with U.S. GAAP.

Figure 8. Warner Music Group Corp. - Revenue by Geography and Segment, Three and Six Months Ended March 31, 2021 versus March 31, 2020 As Reported and Constant Currency
(dollars in millions)

	For the Three Months Ended March 31, 2021	For the Three Months Ended March 31, 2020	For the Three Months Ended March 31, 2020
	As reported	As reported	Constant
	(unaudited)	(unaudited)	(unaudited)
U.S. revenue
Recorded Music	$469	$380	$380
Music Publishing	96	87	87
International revenue
Recorded Music	590	527	558
Music Publishing	96	79	85
Intersegment eliminations	(1)	(2)	(2)
Total Revenue	$1,250	$1,071	$1,108

Revenue by Segment:
Recorded Music
Digital	$756	$626	$641
Physical	118	94	99
Total Digital and Physical	874	720	740
Artist services and expanded-rights	118	115	122
Licensing	67	72	76
Total Recorded Music	1,059	907	938
Music Publishing
Performance	35	41	43
Digital	104	74	78
Mechanical	12	15	15
Synchronization	38	34	34
Other	3	2	2
Total Music Publishing	192	166	172
Intersegment eliminations	(1)	(2)	(2)
Total Revenue	$1,250	$1,071	$1,108

Total Digital Revenue	$860	$699	$718

	For the Six Months Ended March 31, 2021	For the Six Months Ended March 31, 2020	For the Six Months Ended March 31, 2020
	As reported	As reported	Constant
	(unaudited)	(unaudited)	(unaudited)
U.S. revenue
Recorded Music	$950	$833	$833
Music Publishing	187	168	168
International revenue
Recorded Music	1,270	1,158	1,216
Music Publishing	180	171	180
Intersegment eliminations	(2)	(3)	(3)
Total Revenue	$2,585	$2,327	$2,394

Revenue by Segment:
Recorded Music
Digital	$1,483	$1,259	$1,282
Physical	292	278	290
Total Digital and Physical	1,775	1,537	1,572
Artist services and expanded-rights	298	303	320
Licensing	147	151	157
Total Recorded Music	2,220	1,991	2,049
Music Publishing
Performance	65	87	90
Digital	203	147	151
Mechanical	23	30	31
Synchronization	71	70	71
Other	5	5	5
Total Music Publishing	367	339	348
Intersegment eliminations	(2)	(3)	(3)
Total Revenue	$2,585	$2,327	$2,394

Total Digital Revenue	$1,685	$1,405	$1,432

Free Cash Flow
Free Cash Flow reflects our cash flow provided by operating activities less capital expenditures and cash paid or received for investments. We use Free Cash Flow, among other measures, to evaluate our operating performance. Management believes Free Cash Flow provides investors with an important perspective on the cash available to fund our debt service requirements, ongoing working capital requirements, capital expenditure requirements, strategic acquisitions and investments, and any dividends, prepayments of debt or repurchases or retirement of our outstanding debt or notes in open market purchases, privately negotiated purchases or otherwise. As a result, Free Cash Flow is a significant measure of our ability to generate long-term value. It is useful for investors to know whether this ability is being enhanced or degraded as a result of our operating performance. We believe the presentation of Free Cash Flow is relevant and useful for investors because it allows investors to view performance in a manner similar to the method management uses.

Because Free Cash Flow is not a measure of performance calculated in accordance with U.S. GAAP, Free Cash Flow should not be considered in isolation of, or as a substitute for, net income (loss) as an indicator of operating performance or cash flow provided by operating activities as a measure of liquidity. Free Cash Flow, as we calculate it, may not be comparable to similarly titled measures employed by other companies. In addition, Free Cash Flow does not necessarily represent funds available for discretionary use and is not necessarily a measure of our ability to fund our cash needs. Because Free Cash Flow deducts capital expenditures and cash paid or received for investments from “net cash provided by operating activities” (the most directly comparable U.S. GAAP financial measure), users of this information should consider the types of events and transactions that are not reflected. We provide below a reconciliation of Free Cash Flow to the most directly comparable amount reported under U.S. GAAP, which is “net cash provided by operating activities.”

Figure 9. Warner Music Group Corp. - Calculation of Free Cash Flow, Three and Six Months Ended March 31, 2021 versus March 31, 2020
(dollars in millions)

	For the Three Months Ended March 31, 2021	For the Three Months Ended March 31, 2020
	(unaudited)	(unaudited)
Net cash provided by operating activities	$150	$86
Less: Capital expenditures	20	13
Less: Net cash paid for investments	41	6

Free Cash Flow	$89	$67

	For the Six Months Ended March 31, 2021	For the Six Months Ended March 31, 2020
	(unaudited)	(unaudited)
Net cash provided by operating activities	$319	$164
Less: Capital expenditures	38	28
Less: Net cash paid for investments	366	23

Free Cash Flow	$(85)	$113

Adjusted EBITDA
Adjusted EBITDA is equivalent to “EBITDA” as defined in our Revolving Credit Facility and our 2020 indenture and substantially similar to “Consolidated EBITDA” as defined under our 2012 and 2014 indentures and “EBITDA” as defined under our Senior Term Loan Facility, respectively. Adjusted EBITDA differs from the term “EBITDA” as it is commonly used. The definition of Adjusted EBITDA, in addition to adjusting net income to exclude interest expense, income taxes, and depreciation and amortization, also adjusts net income by excluding items or expenses such as, among other items, (1) the amount of any restructuring charges or reserves; (2) any non-cash charges (including any impairment charges); (3) any net loss resulting from hedging currency exchange risks; (4) the amount of management, monitoring, consulting and advisory fees paid to Access under the Management Agreement or otherwise; (5) business optimization expenses (including consolidation initiatives, severance costs and other costs relating to initiatives aimed at profitability improvement); (6) transaction expenses; (7) equity-based compensation expense; and (8) certain extraordinary, unusual or non-recurring items. The definition of EBITDA under the Revolving Credit Facility also includes adjustments for the pro forma impact of certain projected cost savings, operating expense reductions and synergies and any quality of earnings analysis prepared by independent certified public accountants in connection with an acquisition, merger, consolidation or other investment.

Adjusted EBITDA is a key measure used by our management to understand and evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Some of those limitations include: (1) it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenue for our business; (2) it does not reflect the significant interest expense or cash requirements necessary to service interest or principal payments on our indebtedness; and (3) it does not reflect every cash expenditure, future requirements for capital expenditures or contractual commitments. In particular, this measure adds back certain non-cash, extraordinary, unusual or non-recurring charges that are deducted in calculating net income; however, these are expenses that may recur, vary greatly and are difficult to predict. In addition, Adjusted EBITDA is not the same as net income or cash flow provided by operating activities as those terms are defined by U.S. GAAP and does not necessarily indicate whether cash flows will be sufficient to fund cash needs. Accordingly, Adjusted EBITDA should be considered in addition to, not as a substitute for, net income (loss) and other measures of financial performance reported in accordance with U.S. GAAP.

Figure 10. Warner Music Group Corp. - Reconciliation of Net Income to Adjusted EBITDA, Three and Twelve Months Ended March 31, 2021 versus March 31, 2020
(dollars in millions)

	For the Three Months Ended March 31, 2021	For the Three Months Ended March 31, 2020	For the Twelve Months Ended March 31, 2021	For the Twelve Months Ended March 31, 2020
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net Income (Loss)	$117	$(74)	$(302)	$153
Income tax expense (benefit)	51	(12)	116	(97)
Interest expense, net	32	33	124	137
Depreciation and amortization	77	61	277	264
Loss on extinguishment of debt (a)	—	—	34	4
Net gain on divestitures and sale of securities (b)	(1)	(1)	(1)	(2)
Restructuring costs (c)	3	2	21	25
Net hedging and foreign exchange (gains) losses (d)	(32)	(10)	82	(18)
Management fees (e)	—	3	14	11
Transaction costs (f)	3	4	75	4
Business optimization expenses (g)	10	13	34	37
Non-cash stock compensation expense (h)	15	167	469	196
Other non-cash charges (i)	(16)	27	(48)	39
Pro forma impact of cost savings initiatives and specified transactions (j)	9	1	48	2
Adjusted EBITDA	$268	$214	$943	$755
______________________________________
(a)For the twelve months ended March 31, 2021, reflects a net loss incurred on the early extinguishment of our debt incurred as part of the June 2020 redemption of our 4.125% Senior Secured Notes and 4.875% Senior Secured Notes, the June 2020 tender for and the August 2020 redemption of the 5.000% Senior Secured Notes and the August 2020 partial repayment of the Senior Term Loan Facility. For the twelve months ended March 31, 2020, reflects a net loss incurred on the early extinguishment of our debt incurred as part of the May 2019 redemption of the remaining 5.625% Secured Notes.
(b)Reflects net gain on sale of securities and divestitures.
(c)Reflects severance costs and other restructuring related expenses.
(d)Reflects losses (gains) from hedging activities and unrealized losses (gains) due to foreign exchange on our Euro-denominated debt and intercompany transactions.
(e)Reflects management fees and related expenses paid to Access. For the twelve months ended March 31, 2021, amounts mainly include a one-time fee of $13 million related to termination of the management agreement with Access upon completion of the IPO in June 2020. Prior to termination of the management agreement, the annual fee was equal to the greater of a base amount and 1.5% of EBITDA (as defined in the indenture governing the redeemed Holdings 13.75% Senior Notes due 2019) of the Company for the applicable fiscal year, plus expenses.
(f)Reflects transaction costs, including Senior Term Loan Credit Agreement Amendment fees of $3 million and qualifying IPO costs of $72 million for the twelve months ended March 31, 2021.
(g)Reflects costs associated with our transformation initiatives and IT system updates, which includes costs of $8 million and $25 million related to our finance transformation for the three and twelve months ended March 31, 2021, respectively, as well as $10 million and $31 million for the three and twelve months ended March 31, 2020, respectively.
(h)Reflects non-cash stock-based compensation expense related to the Warner Music Group Corp. Senior Management Free Cash Flow Plan and the Omnibus Incentive Plan.
(i)Reflects non-cash activity, including the unrealized losses (gains) on the mark-to-market of an equity method investment, investment losses (gains) and other non-cash impairments.
(j)Reflects expected savings resulting from transformation initiatives and pro forma impact of specified transactions for the three and twelve months ended March 31, 2021. Certain of these cost savings initiatives and transactions impacted quarters prior to the quarter during which they were identified within the last twelve-month period. The pro forma impact of these specified transactions and initiatives resulted in a $24 million increase in the twelve months ended March 31, 2021 Adjusted EBITDA.

###

Media Contact:	Investor Contact:
James Steven	Kareem Chin
(212) 275-2213
James.Steven@wmg.com	Investor.Relations@wmg.com